Exhibit 5.1

PROCOPIO 12544 High Bluff Drive Suite 400 San Diego, CA 92130 T. 858.720.6300 F. 619.235.0398

DEL MAR HEIGHTS LAS VEGAS orange county PHOENIX SAN DIEGO SILICON VALLEY

October 13, 2020

Logiq, Inc.

85 Broad Street, 16-079

New York, New York 10004

Re:	Registration Statement on Form S-3 (No. 333-248069)

Ladies and Gentlemen:

We have acted as special counsel to Logiq, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on August 17, 2020, and declared effective by the Commission on August 26, 2020 (No. 333-248069) (the “Registration Statement”), a base prospectus dated August 17, 2020 (the “Base Prospectus”), a prospectus supplement to be filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Act (the “Prospectus Supplement”, and together with the Base Prospectus, the “Prospectus”), and a Securities Purchase Agreement, dated October 13, 2020 (the “Purchase Agreement”), between you and an investor (the “Investor”), relating to the offer and sale by the Company of 150,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the sale of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. In rendering the opinions expressed below, we have assumed without verification (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of such copies, and (v) that all records and other information made available to us by the Company on which we have relied are complete in all material respects.

Logiq, Inc.

October 13, 2020

We have further assumed that the Shares will be issued and sold in the manner stated in the Registration Statement and the Prospectus, and in compliance with the applicable provisions of the Act and the rules and regulations of the Commission thereunder, and the securities or blue sky laws of the various states.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

The Shares, which have been registered pursuant to the Registration Statement and are described in the Prospectus, are duly authorized and when issued, sold and delivered against payment therefor as described in the Prospectus, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to (i) the General Corporation law of the State of Delaware, and (ii) those Federal securities laws, rules, and regulations of the United States of America, in each case, which in our experience, without having made any special investigation as to the applicability of any specific law, rule, or regulation, are typically applicable to transactions of the nature contemplated in this letter. We express no opinion with respect to the laws of any other jurisdiction, any other laws of the State of Delaware, or the statutes, administrative decisions, rules, regulations and requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This opinion is for your benefit in connection with the Registration Statement and Prospectus and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. The opinions expressed herein are given as of the date hereof, and we assume no obligation to update or supplement such opinions after the date hereof.

Very truly yours,

/s/ Procopio, Cory, Hargreaves & Savitch LLP

Procopio, Cory, Hargreaves & Savitch LLP